                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                         FORTUNE PETROLEUM CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                         FORTUNE PETROLEUM CORPORATION
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                          FORTUNE PETROLEUM CORPORATION

                    Doing business in Louisiana and Texas as

                      FORTUNE NATURAL RESOURCES CORPORATION

                     One Commerce Green, 515 W. Greens Road
                              Houston, Texas 77067

                                ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                ----------------


TO THE SHAREHOLDERS:

         The Annual Meeting of the shareholders of Fortune Petroleum Corporation (the "Company") will be held on Tuesday April 30, 1996 at 2:00 p.m. at the Wyndham Greenspoint Hotel, located at 12400 Greenspoint Drive, Houston, Texas. The purposes of the meeting are as follows:

         1.       To elect two members of the Board of Directors;

         2. To ratify the selection of KPMG Peat Marwick as independent auditors for the fiscal year ending December 31, 1996;

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Shareholders of record as of March 22, 1996 will be entitled to notice of and to vote at the meeting.

         ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, SIGN, AND DATE THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE POSTPAID ENVELOPE PROVIDED. SHOULD YOU CHOOSE TO CAST YOUR VOTE IN PERSON, YOUR PROXY VOTE WILL NOT BE COUNTED.

         The Annual Report of Fortune Petroleum Corporation for the year ended December 31, 1995 is being mailed to shareholders with this notice of meeting.

                                             By order of the Board of Directors,




                                             /s/ Dean W. Drulias
                                             -------------------
                                             Dean W. Drulias
                                             Secretary




Houston, Texas
March 26, 1996

                          FORTUNE PETROLEUM CORPORATION

                    Doing business in Texas and Louisiana as

                      FORTUNE NATURAL RESOURCES CORPORATION

                     One Commerce Green, 515 W. Greens Road
                              Houston, Texas 77067


                                 PROXY STATEMENT

     Your proxy in the form enclosed is solicited by the Board of Directors of Fortune Petroleum Corporation ("Fortune" or the "Company") for use in connection with the Annual Meeting of Shareholders to be held on April 30, 1996. This proxy statement and accompanying proxy card are being mailed to the shareholders of the Company on or about March 26, 1996.

     A shareholder giving a proxy retains the power to revoke it at any time before it is exercised. A proxy may be revoked by filing with the Secretary of the Company at the Company's principal executive offices a written notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy is present at the meeting and elects to vote in person. If the proxy is neither revoked nor suspended, it will be voted by those therein named.

     Only shareholders of record at the close of business on March 22, 1996 are eligible to vote at the annual meeting in person or by proxy. The only class of stock of the Company eligible to vote is the $0.01 par value Common Stock. As of March 22, 1996, there were 40,000,000 shares authorized, of which 11,169,633 shares were outstanding. Each share of Common Stock entitles the holder to one vote.


                              ELECTION OF DIRECTORS

     The Directors of the Company are divided into three classes. The Directors in each class hold office for staggered terms of three years each. In August 1995, following the acquisition of Lagniappe Exploration, Inc., ("LEX"), two principal holders of LEX and subsequently of Fortune, Mr. William D. Forster, acting on his own behalf and Mr. Charif Souki, representing the interests of BSR Investments, Ltd., were asked to join the Board of Directors for a one-year term ending in 1996. See "Principal Holders of Securities". On February 8, 1996, Mr. Charles A. Champion resigned as Chairman of the Board and a Director of Fortune following the relocation of the Company's headquarters to Houston, Texas. As of this date no one has been designated as Chairman of Fortune's Board of Directors.

     On March 18, 1996, Messrs. Forster and Souki resigned from the Board, citing their desire to pursue other business opportunities. The by-laws of the Company provide for a Board of Directors of not less than three and also provide that the terms of the members of the Board shall be staggered so that approximately one-third of its members shall be elected annually. The number of directors comprising the Company's Board has been set at six. The two directors previously elected by the shareholders who are standing for re-election in 1996, along with the four directors whose terms do not expire this year, are listed on the following page.

VOTING RIGHTS

     Each shareholder shall be entitled to one vote for each share held of record on the record date in all matters being voted on at the 1996 annual meeting. Shareholders will not be entitled to cumulative voting in the election of directors at this meeting, and directors will be elected by a simple majority vote of the shares present and voting at the meeting.

     If the enclosed Proxy Card is duly executed and returned, it will be voted in accordance with the instructions on the Proxy Card. If no instructions are given, it will be voted in favor of the nominees listed in the following table. The Board of Directors has been informed that both nominees are willing to serve as Directors, but if either of them should decline or be unable to act as a Director, the proxy agents will vote for the election of another person or persons as they, in their discretion, may choose. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve. Certain information regarding the nominees and the continuing directors is set forth in the following table:

                             All Positions held                    Shares Beneficially
                             with the Company                      Owned Directly
                             or Principal                          or Indirectly        Percent
                             Occupation                  Director  as of                 of
Name                    Age  Last Five Years             Since     March 22, 1996 (1)   Class
----                    ---  ---------------             -----     ------------------   -----

               NOMINEES FOR DIRECTORS FOR TERMS TO EXPIRE IN 1999
GARY GELMAN             30   Director (2)                1995      19,368 (5)           *

     Mr. Gary Gelman was elected to the Company's Board of Directors on January 20, 1995. The Company agreed to elect him pursuant to an arrangement with Mr. Jack Farber, now deceased, formerly a principal shareholder of the Company. Mr. Gelman graduated from San Diego State University in 1989 and has served as president of GAR-COR Holding Corporation, a real estate management and brokerage firm, since that time. Mr. Gelman also serves as a loan consultant with National Bank of New York City and is a principal partner of Hands-on Management, a property management and brokerage company managing approximately 400 apartments in 15 buildings. Mr. Gelman is the grandson of Mr. Jack Farber.

BARRY FEINER            62   Director (3)(4)             1995      13,868 (6)           *

     Mr. Barry Feiner was elected to the Company's Board of Directors on January 20, 1995. The Company agreed to elect him pursuant to an arrangement with Mr. Jack Farber, now deceased, formerly a principal shareholder of the Company. Mr. Feiner graduated from Columbia Law School and is a member of the Bar of the State of New York. He has practiced law in the State of New York since 1965. His practice concentrates on the areas of corporate and securities law. Prior to beginning private practice, Mr. Feiner served on the staff of the Securities and Exchange Commission. Mr. Feiner is the chairman of the Company's Compensation Committee.

                 CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 1997

TYRONE J. FAIRBANKS     39   President, Chief Executive  1991      238,440 (7)          2.1%
                             Officer and Director (4)

     Mr. Tyrone J. Fairbanks has served as a Director of Fortune since January 1991. Mr. Fairbanks also serves as President and Chief Executive Officer of the Company and Chairman of its Executive Committee. Prior to joining Fortune, Mr. Fairbanks served as President, Chief Executive Officer and Director of Fairbanks & Haas, Inc. from January 1990 to January 1991. Fairbanks & Haas, Inc. was an oil and gas exploration, production, acquisition and operations company located in Ventura, California. Mr. Fairbanks co-founded Fairbanks & Haas, Inc. and served in the capacity of Director and Executive Vice-President from February 1987 to January 1990. Prior to Fairbanks & Haas, Inc. Mr. Fairbanks served in positions of increasing responsibility in the areas of accounting, finance and administration and operations with various segments of the oil and gas industry.

DEAN W. DRULIAS         49   Director and                1990      49,776 (8)           *
                             Secretary (3)(4)

     Mr. Dean W. Drulias is a shareholder of and a practicing attorney at the law firm of Burris, Drulias & Gartenberg, a Professional Corporation, which has served as counsel to the Company since its incorporation in May 1987. Mr. Drulias has served as a director since 1990 and as Secretary since July 1994. During 1993, 1994 and 1995, his firm billed the Company a total of $117,357, $109,950, and $182,643, respectively, for legal fees and costs. He has practiced law in the Los Angeles area since 1977 after graduating from Loyola Law School and specializes in areas of energy, environmental and real property law. Mr. Drulias is Vice-Chairman of the Company's Executive Committee.

                             All Positions held                    Shares Beneficially
                             with the Company                      Owned Directly
                             or Principal                          or Indirectly        Percent
                             Occupation                  Director  as of                 of
Name                    Age  Last Five Years             Since     March 22, 1996 (1)   Class
----                    ---  ---------------             -----     ------------------   -----

                 CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 1998
WILLIAM T. WALKER, JR.  64   Director (3)(4)             1993      152,992 (9)          1.4%

     Mr. William T. Walker, Jr., joined Fortune's Board after the successful completion of Fortune's $7.425 million secondary equity offering in October 1993. Mr. Walker founded Walker Associates, a corporate finance consulting firm for investment banking, in 1985 and has participated in or been instrumental in completing over $250,000,000 in public and private offerings since its inception. Prior to forming Walker Associates, Mr. Walker served as Executive Vice President, Manager of Investment Banking, Member of the Board and Executive Committee and Chairman of the Underwriting Committee for Bateman Eichler Hill Richards, a New York Stock Exchange Member firm from 1969 to 1985 when Bateman Eichler Hill Richards was purchased by Kemper Group. Prior to joining Bateman Eichler Hill Richards, Mr. Walker served in various executive capacities and was a partner with the investment banking firm of Glore Forgan, William R. Staats & Co. in New York. Mr. Walker also serves on the boards of directors of Go Video, Inc. (AMEX) and Ameriquest, Inc. (NYSE).

GRAHAM S. FOLSOM        39   Director (2)(4)             1992      58,384 (10)          *

     Mr. Graham S. Folsom has served as the Chief Financial Officer of Klein Ventures, Inc. since April 1987. Klein Ventures, Inc. is a diversified investment company and a significant shareholder of Fortune. Mr. Folsom has been active in the oil investments of such company and its affiliates since 1987. Mr. Folsom has been licensed as a Certified Public Accountant in the State of California since 1982 and is responsible for all of the accounting and financial affairs of Klein Ventures and its affiliates. Mr. Folsom is the chairman of the Company's Audit Committee.

--------------
 * Represents less than 1% of the outstanding shares of Common Stock of the Company

(1) Based on information furnished by nominees including any outstanding stock options and warrants.

(2)  Member of the Company's Audit Committee

(3)  Member of the Company's Compensation Committee

(4)  Member of the Company's Executive Committee

(5) Includes 17,500 shares issuable to Mr. Gelman upon the exercise of 17,500 stock purchase warrants assigned to Mr. Gelman by his grandfather, Jack Farber.

(6) Includes 12,000 shares issuable to Mr. Feiner upon the exercise of 12,000 stock purchase warrants (at $3.75 per share) purchased by Mr. Feiner on the open market, for his wife, on January 20, 1995.

(7) Includes 216,599 shares issuable to Mr. Fairbanks upon the exercise of stock options granted to him under the Company's various stock option plans, exercisable at $2.75 per share.

(8) Includes 26,400 shares issuable to Mr. Drulias upon the exercise of stock options granted to him under the Company's various stock option plans, exercisable at $2.75 per share.

(9) Includes 88,289 shares issuable upon the exercise of 64,015 stock purchase warrants (at $4.41 per warrant) issued to Mr. Walker following the 1993 equity offering and prior to Mr. Walker becoming a director, 22,264 shares issuable upon the exercise of 3,600 representative warrants (at $11.40 per unit each representing two shares of common stock and two common stock purchase warrants), also includes 32,975 shares issuable on exercise of stock options granted to Mr. Walker under the Company's various stock option plans exercisable at $2.75 per share.

(10) Includes 36,725 shares issuable upon the exercise of stock options issued to Mr. Folsom granted to him under the Company's various stock option plans exercisable at $2.75 a share.

     The Company is not aware of any family relationship between any Directors or Executive Officers of the Company.

                         PRINCIPAL HOLDERS OF SECURITIES

     The following table contains information at March 22, 1996, as to all persons who, to the knowledge of the Company, were the beneficial owners of five percent (5%) or more of the outstanding shares of the Common Stock of the Company and of all officers and directors.

                                                             Amount and Nature            Percent
Name                                                      of Beneficial Ownership       of Class(1)
----                                                      -----------------------       -----------
William D. Forster,
  237 Park Ave., #2100, New York NY (2)                        1,030,000 (3)               8.8%
BSR Investments, Inc., Paris, France (2)                       1,030,000 (4)               8.8%
Barry Blank, 5353 N. 16th St., Phoenix, AZ                       711,313 (6)               6.1%
Klein Ventures, Inc.,                                            640,017 (5)               5.6%
  1307 E. Pine St., Lodi, CA
Tyrone J. Fairbanks (Director, President,
  and CEO) 515 W. Greens Rd., Houston, TX                        238,440 (7)               2.1%
William T. Walker, Jr. (Director)
  515 W. Greens Rd., Houston TX                                  152,992 (7)               1.4%
John L. Collins (Vice President)
  515 W. Greens Rd., Houston TX                                  100,000 (7)                 *
Graham S. Folsom (Director)
  515 W. Greens Rd., Houston, TX                                  58,384 (7)                 *
Dean W. Drulias (Director and Secretary)
  515 W. Greens Rd., Houston, TX                                  49,776 (7)                 *
J. Michael Urban (Vice President and CFO)
  515 W. Greens Rd., Houston, TX                                  35,000 (7)                 *
Gary Gelman (Director)
  515 W. Greens Rd., Houston, TX                                  19,368                     *
Barry Feiner (Director)
  515 W. Greens Rd., Houston, TX                                  13,868                     *
                                                             -----------                   ---

All Officers and Directors
as a group of eight (8) persons                                  667,828 (7)               5.7%

-----------------
(1)  The asterisk (*) indicates less than 1%.

(2) Forster and BSR are the record holders of these shares issued in connection with the LEX acquisition. Ensign Financial Group Limited claims a one-third interest in such shares and the stock purchase warrants issued in the acquisition. In light of the dispute which has arisen over the ownership of these shares and warrants, the Company is unable to state the beneficial ownership of such shares and warrants. If Ensign's position is upheld by the New York courts and it is awarded one-third of the securities issued in the LEX acquisition, to the best of the Company's knowledge, the ownership, including shares underlying the stock purchase warrants and other securities noted in footnote (3) and (4), would be as follows:

                                                          Amount and Nature        Percent
                                                       of Beneficial Ownership     of Class
                                                       -----------------------     --------
         Ensign Financial Group Limited, NY, NY                800,000               6.9%
         William D. Forster, New York, NY                      630,000               5.5%
         BSR Investments, Inc., Paris, France                  630,000               5.5%

(3) Includes 515,000 shares of Common Stock underlying stock purchase warrants exercisable at $4.75 per share and expiring April 2000.

(4) Includes 515,000 shares of Common Stock underlying stock purchase warrants exercisable at $4.75 per share and expiring April 2000. Based on information provided to the Company by BSR, voting and dispositive power is exercised by Samyr Souki, the president of BSR. Charif Souki, a director of the Company and son of Samyr Souki, disclaims any ownership interest in or dispositive power over such shares.

(5) Klein Ventures, Inc. is owned by Mr. Bud Klein. The number of shares shown includes 138,888 shares underlying stock purchase warrants issued to Klein Ventures, Inc. in the Hinkle acquisition,115,000 shares underlying 80,000 public stock purchase warrants acquired in the Company's 1993 public equity offering exercisable at $3.75 per share and an aggregate of 88,629 shares of Common Stock owned by Klein Bros. Holdings, Ltd., and 10,000 shares issuable upon exercise of stock purchase warrants with an exercise price of $2.40 per share which will be issued to Klein Ventures, Inc. in connection with such note. See "Certain Relationships and Related Transactions." Each record owner possesses sole voting and disposition power over such shares, and Klein Ventures, Inc. and Mr. Bud Klein disclaim beneficial ownership of shares owned by Klein Bros. Holdings, Ltd. which is owned by Klein Ventures, Inc. and five of Mr. Klein's children and relatives. However, Klein Ventures, Inc., Klein Bros. Holdings, Ltd. and Bud Klein may be considered a "group" under regulations of the Securities and Exchange Commission.

(6) Includes 279,200 shares of Common Stock and an additional 432,113 shares of which are shares underlying 300,600 stock purchase warrants held by Mr. Blank and exercisable at $3.75 per share. Mr. Blank is a Vice President and registered representative with Coleman and Company Securities, Inc., one of the Representatives of the Underwriters. See "Underwriting."

(7) Includes 216,599 shares issuable to Mr. Fairbanks upon the exercise of stock options granted to him under the Company's various stock option plans, exercisable at $2.75 per share; an aggregate of 139,801 shares issuable upon exercise of stock options granted to other officers and directors under the Company's various stock option plans, exercisable at $2.75 per share; 88,289 shares issuable upon exercise of common stock purchase warrants (at $4.41 per warrant) and 22,264 shares issuable upon exercise of 3,600 warrants (at $11.14 each for 3.3097 shares of Common Stock and two stock purchase warrants exercisable at $3.75 each for 1.4375 shares) issued in connection with the Company's 1993 equity offering to William T. Walker, Jr. prior to becoming a director of the Company; 25,000 shares issuable upon the exercise of common stock purchase warrants (at $3.25 per share) issued to John L. Collins on May 30, 1995; and 35,000 shares issuable upon the exercise of common stock purchase warrants (at $2.5625 per share) issued to J. Michael Urban on March 11, 1996.


                             EXECUTIVE COMPENSATION

         The following table lists the total compensation paid by the Company to its Chief Executive Officer and President.

                           Annual Compensation     Long Term Compensation Awards
                           -------------------     -----------------------------

NAME AND                                               SECURITIES UNDERLYING
PRINCIPAL POSITION        YEAR  SALARY    BONUS            OPTIONS/SARS
------------------        ----  ------    -----            ------------
Tyrone J. Fairbanks,(1)   1995  $126,250  25,000             105,599
President, CEO            1994  $102,500  15,000              78,900



----------------

(1) The only years in which Mr. Fairbanks received salary and bonus exceeding $100,000 were 1994 and 1995. Mr. Fairbanks was elected President of Fortune on June 23, 1994, and became Chief Executive Officer on January 5, 1995. Prior to his election as President, he served as a Vice President and Chief Financial Officer.

     On May 30, 1995 the Company hired Mr. John L. Collins as Vice President of Investor Relations with a salary of $96,000 per year. Fortune issued to Mr. Collins 25,000 stock purchase warrants exercisable at $3.25 (the market price of the Common Stock on May 30, 1995, the date of issue) and expiring May 30, 2000.

         On March 11, 1996, Mr. J. Michael Urban commenced employment as Vice President and Chief Financial Officer with a salary of $120,000 a year. Fortune issued Mr. Urban 35,000 stock purchase warrants exercisable at $2.5625 (the market price of the Common Stock on March 11, 1996, the date of issue) and expiring on March 11, 20001.

         In June 1994, Daniel E. Pasquini, formerly President and a director of the Company, resigned. At the time of his resignation, Mr. Pasquini was employed under an employment agreement with terms similar to Mr. Fairbanks's agreement. In connection with the cancellation of the agreement, Mr. Pasquini and the Company negotiated a buyout arrangement under which Mr. Pasquini was to be paid a total severance benefit of $225,000, of which approximately one-half was deferred until January 1995. To assist the Company's cash flow requirements, Mr. Pasquini agreed to accept $85,000 in cash, the exercise price of certain stock options held by him was reduced to $.575 per share and the Company agreed to issued stock purchase warrants to him in the future to purchase 45,000 shares of Common Stock at $2.75 per share. The reduction in exercise price of the options had no financial statement impact, since the Company had previously expensed the entire amount of the severance benefits payable to Mr. Pasquini.

         As compensation to outside directors, the Company pays directors' fees equal to $2,500 per quarter. One half of the directors' fees is paid in shares of Fortune common stock valued at $1,250 based on the closing price of the stock on the last day of each quarter and $1,250 is paid in cash. Inside directors do not receive such compensation.

         The following table lists the outstanding options held by the Company's Chief Executive Officer and Chief Financial Officer under Company's Stock Option
Plans:

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                               Number of       Value of Unexercised
                                                          Unexercised Options  in-the-Money Options
                                                             at FY-End (#)       at FY-End ($)(1)
                     Shares Acquired                         Exercisable/          Exercisable/
Name                 on Exercise (#)  Value Realized ($)     Unexercisable         Unexercisable
------------------------------------------------------------------------------------------------
Tyrone J. Fairbanks        --                 --               216,999/0            $461,122/$0


----------
(1) Based on the closing price of the Common Stock on December 31, 1995. Based on the closing price of the Company's stock on March 22, 1996, none of the options are "in-the-money".

EMPLOYMENT AGREEMENTS

         The Company has entered into an employment agreement with Mr. Fairbanks, its President and Chief Executive Officer. The agreement provides that if employment is terminated for any reason other than for cause, death or disability within one year following a change of control (which for purposes of this Agreement means a change in the majority of the Board of Directors following certain special events) Mr. Fairbanks is entitled to receive a single payment equal to two (2) years' compensation. Mr. Fairbanks' agreement also provides for two (2) years of consulting services upon the completion of the primary term of his contract at forty percent (40%) of the last compensation thereunder. Mr. Fairbanks' current annual salary is $150,000. The term of Mr. Fairbanks' employment contract expires December 31, 1997.


           RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

          The Board of Directors selected KPMG Peat Marwick as the Company's independent public accountants for the fiscal years ending December 31, 1992, 1993, 1994 and 1995, and has further directed that management submit the selection of independent public accountants for ratification by the shareholders at the Annual Meeting. KPMG Peat Marwick audited the Company's financial statements for 1992, 1993 1994 and 1995. Its representatives are expected to be present at the meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

          Shareholder ratification of the selection of KPMG Peat Marwick as the Company's independent public accountants is not required by the Company's by-laws or otherwise. The Board of Directors is submitting the selection of KPMG Peat Marwick to the shareholders for ratification as a matter of good corporate practice. A majority vote is required for ratification of KPMG Peat Marwick by the shareholders. In the event the shareholders fail to ratify the selection, the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board of Directors in it discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors determines that such a change would be in the best interest of the Company and its shareholders. The affirmative vote of the holders of a majority of the shares represented and voting at the Annual Meeting will be required to ratify the selection of KPMG Peat Marwick.


                                  OTHER MATTERS

          The total cost of this solicitation will be borne by the Company. In addition to use of the mails, proxies may be solicited by officers, directors, and employees of the Company by telephone or telegraph.

          Management knows of no other business to be presented at the meeting, but if other matters do properly come before the meeting, it is intended that the persons named in the proxy will vote on said matters in accordance with their best judgment.

                                             By order of the Board of Directors,




                                             /s/ Dean W. Drulias
                                             -------------------
                                             Dean W. Drulias
                                             Secretary


Houston, Texas
March 26, 1996

PROXY
                         FORTUNE PETROLEUM CORPORATION
                    Doing business in Texas and Louisiana as
                     FORTUNE NATURAL RESOURCES CORPORATION

                ANNUAL MEETING OF SHAREHOLDERS -- APRIL 30, 1996

    The undersigned shareholder(s) of Fortune Petroleum Corporation ("Fortune") hereby nominates, constitutes and appoints Dean W. Drulias and Tyrone J. Fairbanks, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of Fortune Petroleum Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Fortune to be held at the Wyndham Greenspoint Hotel located at 12400 Greenspoint Drive, Houston, Texas at 2:00 p.m. on Tuesday, April 30, 1996 and any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

    1. ELECTION OF DIRECTORS: Authority to elect two (2) persons named in the Proxy Statement dated March 26, 1996 to the Board of Directors to serve for the respective terms set forth in the Proxy Statement and until their successors are elected and have qualified.

  AUTHORITY GIVEN to vote for all nominees          WITHHOLD AUTHORITY to vote
  (except as marked to the contrary below)  / /     for all nominees / /


(INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike through the nominee's name in the list below).

          GARY GELMAN                                    BARRY FEINER

    2. RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS. To ratify the selection of KPMG Peat Marwick as Fortune's independent public accountants for the year ending December 31, 1996.

          / / FOR               / / AGAINST               / / ABSTAIN

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF "AUTHORITY GIVEN" FOR PROPOSAL 1, AND A VOTE "FOR" PROPOSAL 2. THE PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED "AUTHORITY GIVEN" FOR PROPOSAL 1, AND "FOR" PROPOSAL 2, UNLESS "WITHHOLD AUTHORITY", "AGAINST", OR "ABSTAIN" IS INDICATED, IN WHICH CASE THE PROXY SHALL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTIONS.

IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.
                                                       Dated:
                                                               -----------------

                                                       -------------------------
                                                             (Signature of
                                                             Shareholder)

                                                       -------------------------
                                                          (Please Print Name)

                                                       -------------------------
                                                             (Signature of
                                                             Shareholder)

                                                       -------------------------
                                                          (Please Print Name)

 I/WE DO EXPECT TO ATTEND THE MEETING / /      I/WE DO NOT EXPECT TO ATTEND THE
                                               MEETING / /